UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000 Tampa, Florida 33602 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2016 (the “Effective Date”), LM Funding America, Inc. (the “Company”) appointed and entered into an employment agreement, (“Employment Agreement”) with R. Dean Akers (“Mr. Akers”), age 63, to be the Company’s new Chief Operating Officer,

Prior to joining the Company, Mr. Akers was the CEO of HemWell America from December 2013, to June of 2015. HemWell America is a medical device company, which offers a proprietary device to cure Hemorrhoids. Mr. Akers’ job duties included driving awareness of this product and creating a national brand to service this large client base.

Prior to that post and since 1995, Mr. Akers was a co-founder of Adjunct CEO, a firm that provides support, education, and coaching to senior-level executives, and in some cases Mr. Akers will temporarily assume the role of the Chief Executive. Since 2011 Mr. Akers has provided his Adjunct CEO services to the following companies; Sims Crane and Equipment Company, Airheads Trampoline Arena, and Lifestyle Lift.

From October 2004, to September 2009, Mr. Akers served as CEO of Ideal Image, a laser hair removal company. During his tenure at Ideal Image, he oversaw the growth from one location to 67 locations across the United States through a combination of corporate and franchise expansion.

Mr. Akers served as the CEO of Akers and Associates Construction Company from August 1995, to August 2004, the CEO of Airdrome Tire Company, from January 1985, to January 1995, and the Vice President of Sales for Linder Industrial Machinery, from January 1974, to January 1984.

Mr. Akers has served on boards and as an advisor for numerous charitable and civic organizations. He earned his Bachelor of Science degree in advertising from of the University of Florida, and is a member of the CEO Council and Board of Fellows at the University of Tampa Business School.

There was no arrangement or understanding pursuant to which Mr. Akers was selected as an officer of the Company. There are no family relationships between Mr. Akers and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Akers was or is a participant.

Mr. Akers’ Employment Agreement

Under the terms of the Employment Agreement between the Company and Mr. Akers, Mr. Akers will serve as Chief Operating Officer of the Company for a term of one year. The term of the Employment Agreement will be automatically renewed each successive year unless Mr. Akers or the Company provides written notice of termination.  Mr. Akers is to receive a base salary of $200,000 per year, subject to possible merit increases beginning in 2017.  In addition, Mr. Akers is eligible to receive an annual bonus and long term incentive awards as determined by the Company’s Board of Directors and is eligible to participate in any equity incentive plan, stock option plan, or similar plan adopted by the Company. Mr. Akers is also eligible to receive an annual bonus of $100 for each newly acquired delinquent unit account in the state of Florida, conditioned on a minimum threshold of 1,200 unit acquisitions.

On the Effective Date, Mr. Akers also received stock options to purchase 25,000 shares of the Company’s common stock under the Company’s 2015 Omnibus Incentive Plan (“Plan”) at a price equal to $12.50 per share.  These stock options vest over a three-year period in equal annual installments beginning on the one-year anniversary of the Effective Date.  Additional grants under the Plan may be made to Mr. Akers based upon an evaluation of his performance by the Company’s Board of Directors.

If the Company terminates Mr. Akers’s employment “without cause” or Mr. Akers resigns “for good reason” during the term of his Employment Agreement, Mr. Akers will be entitled to receive his accrued salary and accrued bonus, as well as cash in an amount equal to his salary in equal installments over a 12-month period, subject to certain set-offs for income earned during this period. (As a condition to receiving such accrued bonus amounts and severance payments, Mr. Akers must execute, deliver, and not revoke a general release in favor of the Company.) In addition, all unvested restricted shares, options and warrants granted during the term of the Employment Agreement will become fully vested and non-forfeitable.  If Mr. Akers’s employment terminates during the term of the Employment Agreement due to death or disability, Mr. Akers or his beneficiaries will be entitled to receive his accrued salary and accrued bonus and all unvested restricted shares, options and warrants granted during the term of the Employment Agreement will become fully vested and non-forfeitable.  If Mr. Akers’s employment terminates “for cause” or Mr. Akers resigns “without good reason” during the term of the Employment Agreement, Mr. Akers will be entitled to receive only his accrued and unpaid salary.  The Employment Agreement includes non-competition and non-solicitation covenants that will be in effect while Mr. Akers is employed by the Company and for the two-year period following the termination of his employment.

The foregoing does not purport to be a complete description of Mr. Akers’ Employment Agreement and is qualified by reference to the full text of such agreement attached as an exhibit to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release, dated May 11, 2016, announcing the appointment of R. Dean Akers as the Chief Operating Officer of LM Funding America, Inc., is attached as exhibit 99.1.

The information under Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Securities and Exchange Act of 1934 or under the Securities Act of 1933, except to the extent specifically provided in any such filing.

 Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description of Exhibit

10.1#	Employment Agreement, dated May 10, 2016, by and between the Company and R. Dean Akers.
99.1	Press release announcing the appointment of R. Dean Akers as the Chief Operating Officer of LM Funding America, Inc.

 #Indicates a management contract or compensatory arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM FUNDING AMERICA, INC.

By: /s/ Stephen Weclew

Stephen Weclew

Chief Financial Officer

Date:  May 11, 2016